Exhibit 10.2

STOCK PURCHASE AGREEMENT

(股权（股票）购买协议)

By and among:

SGLA, a Nevada corporation (“Purchaser”),

the equity holders of Invent Fortune (listed on Schedule 1.1) (each, a “Seller,” and collectively, the “Sellers”),

and Invent Fortune, a private limited company (Sendirian Berhad) organized under the laws of Malaysia, with its principal place of business in Semenyih, Selangor, Malaysia (the “Company”)

Date of Execution: 7 / AUG / 2026

This Stock Purchase Agreement (this “Agreement”) is entered into by and among SGLA, a corporation organized under the laws of the State of Nevada (“Purchaser”), the Sellers listed on Schedule 1.1, being the holders of all of the issued and outstanding shares of Invent Fortune (a private limited company (Sendirian Berhad) organized under the laws of Malaysia, with its registered address/principal place of business in Semenyih, Selangor, Malaysia, the “Company”) (each, a “Seller,” and collectively, the “Sellers”), and, solely for purposes of Sections 7.1 and 7.2, the Company, as of the execution/closing date (the “Effective Date”). Purchaser, the Sellers and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

Cross-Border Note: Because the Company is organized under the laws of Malaysia and the Sellers are each expected to be non-U.S. persons, issuance of the Stock Consideration will likely need to be made in reliance on Regulation S under the U.S. Securities Act (the offshore transaction exemption), rather than (or in addition to) Regulation D, as further addressed in revised Section 5.20 and Section 6.7 below. The Parties should also confirm whether any Malaysian regulatory consents are required, including: (a) whether Malaysian residents require approval from, or a filing with, Bank Negara Malaysia in order to acquire offshore securities; (b) whether any filing with the Companies Commission of Malaysia (SSM) is required in connection with the transfer of the Company’s shares; and (c) the Malaysian tax treatment applicable to the Sellers’ receipt of the Stock Consideration (including whether real property gains tax/capital gains treatment and withholding tax apply). This draft does not currently address CFIUS review, as CFIUS applies to foreign investment into the United States rather than to a Nevada corporation’s acquisition abroad; however, Purchaser should separately confirm that the Company’s business or location does not raise U.S. export control or sanctions issues.

Note: This draft reflects a stock-for-stock transaction in which the consideration for the Target Shares consists entirely of Purchaser common stock, payable in three tranches, rather than cash. Bracketed items remain subject to negotiation.

RECITALS

WHEREAS, the Sellers collectively hold all of the issued and outstanding shares of the Company (the “Target Shares”), with their respective holdings set forth on Schedule 1.1;

WHEREAS, the Sellers desire to sell to Purchaser, and Purchaser desires to purchase from the Sellers, all of the Target Shares, with the consideration consisting entirely of Purchaser common stock, payable in three tranches as described in Article 3, upon the terms and subject to the conditions set forth in this Agreement, such that the Company will become a wholly-owned subsidiary of Purchaser upon completion of the Closing;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 — DEFINITIONS

1.1	Definitions. Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in Exhibit A (Definitions).

ARTICLE 2 — PURCHASE AND SALE OF SHARES

2.1	Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller, the number of shares set forth opposite such Seller’s name on Schedule 1.1, free and clear of all liens, which shares collectively constitute 100% of the issued and outstanding capital stock of the Company on a fully diluted basis.

2.2	Treatment of Options/Convertible Securities. Prior to the Closing, all outstanding options, warrants or other rights to acquire capital stock of the Company shall be cashed out at the Deemed Per Share Price as set forth on Schedule 2.2, such that, following the Closing, no person other than Purchaser holds any equity interest in the Company or any right to acquire any such interest.

ARTICLE 3 — CONSIDERATION AND ISSUANCE OF STOCK

3.1	Stock Consideration. The entire consideration for the Target Shares shall consist of shares of Purchaser common stock (par value $0.6 per share, “Purchaser Common Stock”), totaling 36,527,833.33 shares, to be issued to the Sellers pro rata in accordance with their respective ownership percentages set forth on Schedule 1.1 (collectively, the “Stock Consideration”). Except as expressly provided in Section 3.4 (Fractional Shares), no cash consideration shall be payable for the Target Shares.

3.2	Tranche Issuance Schedule. The Stock Consideration shall be issued to the Sellers in three (3) tranches, as follows:

(a)	First Tranche. 7,305,566 shares of Purchaser Common Stock (20% of the Stock Consideration), issuable at the Closing (the “First Tranche”).

(b)	Second Tranche. 14,611,133.33 shares of Purchaser Common Stock (40% of the Stock Consideration), issuable upon satisfaction of the Second Tranche Trigger Condition — e.g., a specified date, the date that is 3 months following the Closing, or achievement of specified milestones (the “Second Tranche”).

(c)	Third Tranche. 14,611,133.33 shares of Purchaser Common Stock (40% of the Stock Consideration), issuable upon satisfaction of the Third Tranche Trigger Condition — e.g., a specified date, the date that is 6 months following the Closing, or achievement of specified milestones (the “Third Tranche,” and together with the First Tranche and Second Tranche, the “Tranches”).

(d)	The trigger conditions for the Second Tranche and Third Tranche are based on time milestones, as set forth in Sections 3.2(b) and 3.2(c) above. Schedule 3.2 sets forth the acceleration events applicable to the Second Tranche and Third Tranche, namely: a change of control of Purchaser; a material breach by Purchaser of this Agreement; the termination of Kee Seng Yam as a director of the Company without cause; or Kee Seng Yam’s death or incapacity — in each case, if such event occurs within the first three (3) months following the Closing. If such an acceleration event occurs after that three-month window, the Second Tranche and Third Tranche shall continue to be issued on the time-based schedule set forth in Sections 3.2(b) and 3.2(c).

3.3	Failure to Satisfy Tranche Trigger Conditions. To be negotiated: the Parties will specify whether, if a milestone is not achieved, the corresponding shares are forfeited, carried forward to the next Tranche, prorated based on partial achievement, or subject to a cure period.

3.4	Fractional Shares. No fractional shares of Purchaser Common Stock shall be issued in any Tranche. In lieu of any fractional share, each Seller shall instead receive a cash payment equal in value, calculated using the “Deemed Per Share Price” described in Section 3.5.

3.5	Deemed Per Share Price. Solely for purposes of calculating the Basket, the indemnification cap, the value of the Escrow Shares, and other dollar-denominated thresholds under this Agreement, each share of Purchaser Common Stock comprising the Stock Consideration shall be deemed to have a value of $0.6 (the “Deemed Per Share Price”). The Parties acknowledge that this price is agreed solely for such limited purposes as representing the fair value of Purchaser Common Stock as of the Effective Date, and does not constitute a representation as to the trading price or fair market value of Purchaser Common Stock at any other time.

3.6	No Working Capital Adjustment. For the avoidance of doubt, because the consideration under this Agreement is fixed at an aggregate of 36,527,833.33 shares of Purchaser Common Stock, no post-Closing purchase price adjustment mechanism based on closing net working capital, closing indebtedness, closing cash or transaction expenses shall apply, unless the Parties otherwise agree to add such a mechanism on Schedule 3.2 (for example, as an additional condition to the issuance of a Tranche).

ARTICLE 4 — CLOSING

4.1	Closing. The Closing shall take place on the Closing Date (or such other date as the Parties may mutually agree) by remote electronic exchange of signatures, subject to satisfaction or waiver of the conditions set forth in Article 8.

4.2	Closing Deliverables. At the Closing, the Parties shall deliver the documents and instruments listed on Schedule 4.2, including stock certificates (together with duly executed stock powers), or, in the case of uncertificated shares, evidence of transfer on the books of the Company, resignation letters from directors and officers requested by Purchaser, and the Escrow Agreement.

ARTICLE 5 — REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE COMPANY

The Sellers and the Company jointly and severally represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows (subject to the exceptions set forth on the Disclosure Schedules):

5.1	Organization and Authority. The Company is a duly organized, validly existing entity in good standing under the laws of its jurisdiction of organization, with full corporate power and authority to own its properties and conduct its business as presently conducted. Each Seller has full legal capacity/power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

5.2	Capitalization. Schedule 5.2 sets forth the authorized and outstanding capital stock of the Company and its record and beneficial owners. The Target Shares constitute all of the issued and outstanding capital stock of the Company, are duly authorized, validly issued, fully paid and non-assessable. Except as set forth on Schedule 5.2, there are no outstanding options, warrants, convertible securities or other rights requiring the Company to issue any capital stock.

5.3	Ownership of Target Shares. Each Seller has good and valid title to the Target Shares set forth opposite such Seller’s name on Schedule 1.1, free and clear of all liens, and upon delivery of and payment for the Target Shares at the Closing, Purchaser will acquire good and valid title thereto, free and clear of all liens.

5.4	Subsidiaries. Schedule 5.4 sets forth each subsidiary of the Company and the Company’s ownership interest therein. Each subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization.

5.5	No Conflicts; Consents. The execution, delivery and performance of this Agreement do not and will not: (a) violate the organizational documents of the Company or any Seller; (b) violate any law or order; or (c) result in a breach of, or require consent under, any Material Contract, except as set forth on Schedule 5.5.

5.6	Financial Statements. The financial statements set forth on Schedule 5.6 fairly present, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of the respective dates and for the respective periods indicated, prepared in accordance with GAAP, consistently applied, and the Company has no material liabilities not reflected or reserved against in such financial statements, other than liabilities incurred in the ordinary course of business since the date thereof.

5.7	Absence of Certain Changes. Since the balance sheet date, the Company has operated in the ordinary course of business, and no Material Adverse Effect has occurred.

5.8	Litigation. Except as set forth on Schedule 5.8, there is no pending, or to the Company’s knowledge threatened, litigation relating to the Company.

5.9	Tax Matters. The Company has timely filed all material tax returns and paid all taxes due. Schedule 5.9 discloses all pending or threatened tax audits, and the Company has not previously been a member of any group filing a combined, consolidated or unitary tax return other than a group of which it is currently a member.

5.10	Real Property; Title to Assets. Schedule 5.10 sets forth all real property owned or leased by the Company. The Company has good title to, or a valid leasehold interest in, all material tangible assets used in its business, free and clear of all liens (other than permitted liens).

5.11	Intellectual Property. Schedule 5.11 sets forth all registered intellectual property owned by the Company, and, to the Company’s knowledge, the conduct of the Company’s business does not infringe the intellectual property rights of any third party.

5.12	Material Contracts. Schedule 5.12 sets forth all Material Contracts of the Company. Each Material Contract is valid, binding and in full force and effect, and neither the Company nor, to the Company’s knowledge, any counterparty is in material breach thereof.

5.13	Compliance with Laws; Permits. The Company is in compliance, in all material respects, with applicable laws, and holds all permits necessary to conduct its business as presently conducted.

5.14	Employee Benefit Plans. Schedule 5.14 sets forth all material employee benefit plans maintained or contributed to by the Company. Each such plan has been administered, in all material respects, in accordance with its terms and applicable law (including ERISA and the Internal Revenue Code).

5.15	Labor Matters. The Company is not a party to any collective bargaining agreement, and, to the Company’s knowledge, there is no pending or threatened union organizing activity involving the Company’s employees.

5.16	Environmental Matters. Except as set forth on Schedule 5.16, the Company’s business has been operated in compliance with applicable environmental laws.

5.17	Insurance. Schedule 5.17 sets forth all material insurance policies maintained by the Company, each of which is in full force and effect.

5.18	Related Party Transactions. Except as set forth on Schedule 5.18, no Seller, officer or director of the Company has entered into any contract or transaction with the Company.

5.19	Brokers. No broker, finder or investment bank is entitled to any fee in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or any Seller. Neither the Company nor any Seller has engaged any broker in connection with the transactions contemplated hereby.

5.20	Investment Representations. Each Seller, severally (and not jointly), represents and warrants as follows: (a) such Seller is acquiring the Stock Consideration for its own account and for investment purposes only, and not with a view to resale or distribution in violation of applicable securities laws; (b) such Seller is not a “U.S. person” as defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), such Seller is acquiring the Stock Consideration in an “offshore transaction” as defined under Regulation S, and neither Purchaser nor any person acting on its behalf has engaged in “directed selling efforts” (as defined under Regulation S) within the United States in connection with the issuance of the Stock Consideration; provided, that if any Seller is itself a U.S. person or is otherwise unable to make the representation in this clause (b), such Seller shall instead represent that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, or shall identify such other exemption from registration as may be applicable to such Seller; (c) such Seller acknowledges that the shares of Purchaser Common Stock comprising the Stock Consideration have not been registered under the Securities Act, any state securities laws, or any foreign securities laws, constitute “restricted securities” as defined in Rule 144 under the Securities Act, will bear customary restrictive legends referencing Regulation S (and, if applicable, Regulation D), and may not be transferred except pursuant to Regulation S, an effective registration statement, or an available exemption from registration, and subject to compliance with applicable Malaysian securities and foreign exchange control laws; (d) such Seller has received the filings made by Purchaser with the U.S. Securities and Exchange Commission (if Purchaser is a reporting company) and such other information regarding Purchaser as such Seller has requested, and has had the opportunity to ask questions of, and receive answers from, Purchaser’s management; and (e) such Seller has not relied on any representation by Purchaser as to the future trading price or liquidity of Purchaser Common Stock.

5.21	No Other Representations. Except for the representations and warranties set forth in this Article 5, none of the Company, the Sellers, or any other person has made any representation or warranty, express or implied, regarding the Company or the Target Shares.

ARTICLE 6 — REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1	Organization and Authority. Purchaser is a duly organized, validly existing entity in good standing under the laws of its jurisdiction of organization, with full power and authority to execute and perform this Agreement.

6.2	No Conflicts; Consents. The execution, delivery and performance of this Agreement do not and will not violate Purchaser’s organizational documents, any law or order applicable to Purchaser, or any Material Contract to which Purchaser is a party.

6.3	Reservation of Shares. Purchaser has, or will have prior to the issuance of each Tranche of the Stock Consideration, a sufficient number of authorized and unissued shares of Purchaser Common Stock to satisfy the issuance of the Stock Consideration in full.

6.4	Investment Intent. Purchaser is acquiring the Target Shares for its own account and for investment purposes, and not with a view to resale or distribution in violation of applicable securities laws.

6.5	Litigation. There is no pending, or to Purchaser’s knowledge threatened, litigation that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

6.6	Brokers. No broker, finder or investment bank is entitled to any fee in connection with the transactions contemplated by this Agreement based on arrangements made by Purchaser. No Party has engaged any broker in connection with the transactions contemplated hereby.

6.7	Valid Issuance of Stock Consideration. The shares of Purchaser Common Stock comprising the Stock Consideration, when issued and delivered to the Sellers in accordance with Article 3, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens (other than transfer restrictions arising under applicable securities laws and this Agreement), and free of any preemptive or similar rights. The issuance of the Stock Consideration shall be made in reliance on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (or, for any Seller unable to make the corresponding representations relying on Regulation S, in reliance on Section 4(a)(2) and/or Regulation D), subject to the accuracy of the Sellers’ representations set forth in Section 5.20.

ARTICLE 7 — COVENANTS

7.1	Conduct of Business Prior to Closing. From the Effective Date until the Closing Date, except with Purchaser’s prior written consent (not to be unreasonably withheld) or as otherwise required by law, the Company shall: (a) conduct its business in the ordinary course consistent with past practice; (b) use commercially reasonable efforts to preserve intact its business organization and relationships; and (c) not take any of the actions listed on Schedule 7.1, including, without limitation: (i) issuing or redeeming any capital stock; (ii) declaring or paying any dividend or distribution; (iii) incurring any indebtedness outside the ordinary course of business; (iv) making any material change in accounting methods; or (v) amending its organizational documents.

7.2	Access to Information. Prior to the Closing, the Company shall provide Purchaser and its representatives with reasonable access, during normal business hours and upon reasonable advance notice, to the Company’s properties, books and records, subject to customary confidentiality restrictions.

7.3	Efforts to Close; Regulatory Approvals. Each Party shall use commercially reasonable efforts to consummate the transactions contemplated by this Agreement, including making all required filings under the HSR Act and other applicable antitrust or foreign investment laws (including, if applicable, a voluntary filing with CFIUS), and responding to information requests from governmental authorities.

7.4	Non-Competition; Non-Solicitation. For a period of three (3) years following the Closing Date, no Seller shall, directly or indirectly: (a) engage in any business that competes with the Company’s business within Malaysia, and any other country in which the Company conducts business as of the Closing Date (the “Territory”); or (b) solicit any employee of the Company, except as set forth on Schedule 7.4, in each case pursuant to a Non-Competition and Non-Solicitation Agreement in the form attached as Exhibit D, to be executed by each Seller at the Closing.

7.5	Termination of Affiliate Agreements; Release. Effective as of the Closing, all contracts between the Company and any Seller or its affiliates (other than those set forth on Schedule 7.5) shall terminate and cease to give rise to any further liability, and each Seller shall deliver a release of claims against the Company in the form attached as Exhibit E.

7.6	Sellers’ Representative. Each Seller irrevocably appoints the Sellers’ Representative as its agent and attorney-in-fact for all purposes under this Agreement (including receiving notices, settling indemnification claims, and authorizing release of escrow funds), as further described in Exhibit F.

7.7	Further Assurances. Following the Closing, each Party shall execute and deliver such further documents and take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement.

ARTICLE 8 — CONDITIONS TO CLOSING

8.1	Conditions to Purchaser’s Obligations. Purchaser’s obligation to consummate the Closing is subject to the satisfaction (or waiver by Purchaser) of the following conditions:

(a)	the representations and warranties of the Sellers and the Company shall be true and correct as of the Closing Date (subject to customary materiality qualifiers);

(b)	the Sellers and the Company shall have performed, in all material respects, their covenants required to be performed prior to the Closing;

(c)	no Material Adverse Effect shall have occurred since the Effective Date;

(d)	all consents and approvals set forth on Schedule 8.1(d), including any approvals required under the HSR Act, shall have been obtained;

(e)	no order prohibiting the transactions contemplated by this Agreement shall be in effect; and

(f)	the Sellers shall have delivered the Closing deliverables set forth in Section 4.2, including all Target Shares free and clear of all liens.

8.2	Conditions to the Sellers’ Obligations. The Sellers’ obligation to consummate the Closing is subject to the satisfaction (or waiver by the Sellers’ Representative) of the following conditions:

(a)	Purchaser’s representations and warranties shall be true and correct as of the Closing Date (subject to customary materiality qualifiers);

(b)	Purchaser shall have performed, in all material respects, its covenants required to be performed prior to the Closing;

(c)	all required regulatory approvals shall have been obtained; and

(d)	Purchaser shall have delivered the First Tranche of the Stock Consideration and the Closing deliverables set forth in Section 4.2.

ARTICLE 9 — TERMINATION

9.1	Termination. This Agreement may be terminated prior to the Closing: (a) by mutual written consent of Purchaser and the Sellers’ Representative; (b) by either Purchaser or the Sellers’ Representative if the Closing has not occurred by the Outside Date (the “Outside Date”), provided that the terminating Party is not then in material breach; (c) by either Party if a governmental authority has issued a final, non-appealable order prohibiting the transactions; or (d) by either Party for the other Party’s material breach that remains uncured for 10 business days following written notice.

9.2	Effect of Termination. Upon termination pursuant to Section 9.1, this Agreement shall become void and of no further force or effect, except that the confidentiality, fees, and miscellaneous provisions shall survive, and no Party shall be relieved of liability for any willful breach occurring prior to termination.

ARTICLE 10 — INDEMNIFICATION

10.1	Survival. The representations and warranties in this Agreement shall survive the Closing for 18 months, except that: (a) the Fundamental Representations (organization and authority, capitalization, title to Target Shares, and brokers) shall survive until 60 days following expiration of the applicable statute of limitations; and (b) the tax and employee benefit plan representations shall survive until 60 days following expiration of the applicable statute of limitations (each such period, a “Survival Period”). Covenants requiring performance after the Closing shall survive until fully performed. No claim for indemnification may be brought after expiration of the applicable Survival Period, except that any claim for which written notice has been given prior to such expiration shall survive until finally resolved.

10.2	Indemnification by the Sellers. Subject to the limitations in this Article 10, each Seller shall, severally (and not jointly, except in the case of fraud, in which case only the Seller committing the fraud shall be jointly and severally liable) in proportion to such Seller’s share of the Stock Consideration, indemnify, defend and hold harmless Purchaser, the Company, and their respective affiliates, officers, directors, employees and representatives (the “Purchaser Indemnitees”) from and against all losses arising out of: (a) any inaccuracy in or breach of any representation or warranty of the Sellers or the Company; (b) any breach of any covenant of the Sellers or (prior to Closing) the Company; (c) taxes of the Company for any pre-Closing tax period; (d) any transaction expenses or indebtedness of the Company unpaid as of the Closing and not disclosed on Schedule 5.6; and (e) any claim by a holder or former holder of equity securities of the Company arising out of the transactions contemplated by this Agreement.

10.3	Indemnification by Purchaser. Subject to the limitations in this Article 10, Purchaser shall indemnify, defend and hold harmless the Sellers and their respective affiliates and representatives (the “Seller Indemnitees”) from and against all losses arising out of: (a) any inaccuracy in or breach of any representation or warranty of Purchaser; (b) any breach of any covenant of Purchaser; and (c) the operation of the Company’s business following the Closing (other than matters within the scope of the Sellers’ indemnification obligations).

10.4	Limitations on Indemnification.

(a)	Basket/Deductible. The Sellers shall have no obligation to indemnify for losses arising from breaches of general (non-Fundamental) representations and warranties until such losses exceed $25,000 in the aggregate (the “Basket”), following which the Sellers shall be liable only for losses in excess of the Basket.

(b)	Cap. Except for Fundamental Representations, fraud, and tax indemnification under Section 10.6 (which shall be subject to no cap other than the total value of the Stock Consideration, calculated at the Deemed Per Share Price), the Sellers’ aggregate liability for indemnification claims arising from breaches of general representations and warranties shall not exceed the value of the Escrow Shares then held pursuant to Section 10.5 (calculated at the Deemed Per Share Price); for Fundamental Representations, such liability shall not exceed the total value of the Stock Consideration actually received by the applicable Seller (calculated at the Deemed Per Share Price as of the date of issuance of each Tranche).

(c)	No Double Recovery; Materiality Scrape. In calculating the amount of losses (but not for purposes of determining whether a breach has occurred), all materiality and Material Adverse Effect qualifiers in the representations and warranties shall be disregarded. No Party shall recover more than once for the same loss under this Agreement.

(d)	Mitigation; Insurance; Representation and Warranty Insurance. Indemnitees shall use commercially reasonable efforts to mitigate losses, and any indemnification payment shall be reduced by insurance proceeds actually received (net of collection costs and any effect on premiums/deductibles), including proceeds under any representation and warranty insurance policy obtained by Purchaser. [If Purchaser obtains buy-side representation and warranty insurance, the indemnification limitations in this Agreement shall be coordinated with the deductible and coverage terms of such policy.]

(e)	Exclusive Remedy. Following the Closing, except for claims of fraud or claims seeking specific performance or injunctive relief, the indemnification provisions of this Article 10 shall constitute the sole and exclusive remedy of the Parties for any breach of this Agreement.

10.5	Stock Escrow Arrangements.

(a)	Withholding of Escrow Shares; Self-Escrow. Upon issuance of each Tranche of the Stock Consideration, 10% of the shares otherwise issuable to each Seller in such Tranche shall be withheld by Purchaser (such withheld shares, collectively, the “Escrow Shares”), to secure the Sellers’ indemnification obligations under this Article 10. The Escrow Shares shall be held directly by Purchaser (or, at Purchaser’s election, recorded in book-entry form with Purchaser’s transfer agent, subject to a restrictive notation reflecting the escrow), without a third-party escrow agent, on the terms set forth in the Escrow Agreement. Each Seller shall retain voting rights with respect to its Escrow Shares while held in escrow (except as otherwise provided in the Escrow Agreement), but shall have no right to sell, transfer or pledge such shares during the escrow period.

(b)	Dividends and Distributions. Any stock dividends, stock splits, or other distributions declared by Purchaser with respect to the Escrow Shares while held in escrow shall likewise be held in escrow and treated as Escrow Shares for all purposes of this Agreement.

(c)	Satisfaction of Claims. Any indemnification claim satisfied out of the Escrow Shares shall be valued at the Deemed Per Share Price, with the corresponding number of Escrow Shares returned to Purchaser for cancellation (or retained, at Purchaser’s election) pursuant to the Escrow Agreement, in satisfaction of such claim.

(d)	Release. Upon expiration of the general Survival Period, the remaining Escrow Shares not subject to a pending claim shall be released to the applicable Sellers within 5 business days.

10.6	Tax Indemnification. The Sellers shall indemnify the Purchaser Indemnitees, without regard to the Basket (but subject to the cap described in Section 10.4(b) and the applicable Survival Period), for: (a) all taxes of the Company for any pre-Closing tax period; (b) any liability of the Company as a transferee, successor, or under contract for taxes of any other person for a period ending on or before the Closing Date; and (c) any transfer taxes allocated to the Sellers under Section 11.3. Taxes for a Straddle Period shall be allocated between the Sellers and Purchaser based on an interim closing of the books as of the Closing Date, except that ad valorem and similar taxes shall be allocated on a daily basis. The Sellers shall control any tax contest relating solely to a pre-Closing tax period, provided that Purchaser shall have the right to participate, at its own expense.

10.7	Third-Party Claim Procedures.

(a)	Notice. An indemnitee seeking indemnification for a third-party claim shall give prompt written notice to the indemnifying party (in the case of claims against the Sellers, to the Sellers’ Representative), describing such claim in reasonable detail; provided, that a failure to give prompt notice shall not relieve the indemnifying party of its obligations except to the extent, and only to the extent, that such delay materially prejudices the indemnifying party.

(b)	Assumption of Defense. The indemnifying party may, by written notice given within 20 days after receipt of notice of the claim, elect to assume and control the defense of a third-party claim with counsel reasonably acceptable to the indemnitee, provided it diligently pursues such defense; provided, that the indemnifying party shall not be entitled to assume the defense of any third-party claim that: (i) seeks non-monetary or injunctive relief; (ii) involves a governmental authority, a criminal proceeding, or a material customer or supplier of the Company; or (iii) would reasonably be expected to have a material adverse effect on the indemnitee’s business or reputation if adversely determined.

(c)	Cooperation; Settlement. The Party not controlling the defense shall cooperate reasonably, and the indemnifying party shall not settle any third-party claim without the indemnitee’s prior written consent (not to be unreasonably withheld), unless such settlement involves solely the payment of money by the indemnifying party and includes a full release of the indemnitee.

(d)	Failure to Assume Defense. If the indemnifying party fails to elect to assume the defense within the applicable period, the indemnitee may control the defense (with counsel of its choosing), at the indemnifying party’s expense, subject to indemnification under this Article 10.

ARTICLE 11 — TAX MATTERS

11.1	Pre-Closing Tax Returns. The Sellers’ Representative shall be responsible for preparing or causing to be prepared any income tax returns of the Company for pre-Closing tax periods not yet filed as of the Closing Date, prepared in a manner consistent with past practice, and shall submit such returns to Purchaser for review and filing.

11.2	Straddle Period Returns. Purchaser shall prepare and file all tax returns for any Straddle Period, and shall provide the Sellers’ Representative a reasonable opportunity to review and comment on the portion relating to the pre-Closing tax period.

11.3	Transfer Taxes. All transfer taxes arising from the transactions contemplated by this Agreement shall be borne 50%/50% by Purchaser and the Sellers, and the Party required by law shall file all necessary tax returns in connection therewith.

ARTICLE 12 — MISCELLANEOUS

12.1	Governing Law. This Agreement, and all disputes arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

12.2	Dispute Resolution; Venue. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court lacks jurisdiction, the federal or state courts located within the State of Delaware), and waives any objection to such venue.

12.3	Notices. All notices shall be in writing and delivered by hand, nationally recognized overnight courier, or email (with confirmation of receipt) to the addresses set forth on the signature pages hereto (in the case of the Sellers, to the Sellers’ Representative), or such other address as a Party may designate in writing.

12.4	Assignment. No Party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other Parties, except that Purchaser may assign this Agreement to an affiliate or to an acquirer of substantially all of Purchaser’s assets, without such consent.

12.5	Entire Agreement; Amendment. This Agreement, together with its schedules, exhibits and ancillary agreements, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings. This Agreement may be amended only by a written instrument signed by Purchaser and the Sellers’ Representative.

12.6	Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect, and the Parties shall negotiate in good faith to replace such invalid provision with a valid provision of similar economic effect.

12.7	Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal and accounting fees) incurred in connection with this Agreement; provided, that any transaction expenses of the Company unpaid as of the Closing shall be treated in accordance with Section 10.2(d).

12.8	Counterparts. This Agreement may be executed in multiple counterparts (including by electronic signature or PDF), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12.9	No Third-Party Beneficiaries. Except as expressly provided in Article 10 with respect to Indemnitees, this Agreement is not intended to confer any right or remedy on any person other than the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

PURCHASER:

Sino Green Land Corp

By:	/s/ Teresa Wo
Name:	Teresa Wo
Title:	CEO, President

THE COMPANY:

Invent Fortune Sdn. Bhd.

By:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Title:	Executive Director

SELLER:

By:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Title:	Executive Director

LIST OF EXHIBITS AND SCHEDULES (TO BE ATTACHED)

●	Exhibit A — Definitions

●	Exhibit B — Form of Stock Escrow Agreement

●	Exhibit C — Form of Stock Power

●	Exhibit D — Form of Non-Competition and Non-Solicitation Agreement

●	Exhibit E — Form of Seller Release

●	Exhibit F — Sellers’ Representative Authorization Provisions

●	Schedule 1.1 — Sellers and Ownership

●	Schedule 3.2 — Tranche Trigger Conditions and Acceleration Events (to be finalized)

●	Disclosure Schedules (Schedules 5.1–5.22)

EXHIBITS TO STOCK PURCHASE AGREEMENT

by and among SGLA, the Sellers of Invent Fortune, and Invent Fortune

These Exhibits A through F are attached to and form part of the Stock Purchase Agreement, dated as of August 7, 2026 (the “Agreement”), by and among SGLA, a Nevada corporation (“Purchaser”), the Sellers listed on Schedule 1.1 to the Agreement, and Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia (the “Company”). Capitalized terms used but not defined in these Exhibits have the meanings given to them in the Agreement or in Exhibit A below. Bracketed items remain subject to negotiation and completion.

EXHIBIT A

DEFINITIONS

The following terms have the meanings set forth below. Certain other terms are defined directly in the body of the Agreement where indicated.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in Kuala Lumpur, Malaysia or New York, New York are authorized or required by law to be closed.

“Closing” means the consummation of the transactions contemplated by Article 2 of the Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Company” has the meaning set forth in the preamble to the Agreement, namely Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia.

“Escrow Agreement” means the Stock Escrow Agreement in the form attached as Exhibit B, to be entered into between Purchaser and the Sellers’ Representative at the Closing, pursuant to which Purchaser self-escrows the Escrow Shares (there is no third-party escrow agent).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, or, where the context requires, the generally accepted accounting principles applicable in Malaysia, consistently applied.

“Governmental Authority” means any federal, national, state, provincial, local or foreign government, or any court, administrative agency, regulatory body, or other governmental authority or instrumentality thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Knowledge” means, with respect to the Company, the actual knowledge of the Company’s directors and executive officers as of the Effective Date, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, or other requirement having the force of law of any Governmental Authority.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind.

“Loss/Losses” means all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees), but excluding punitive, special, or speculative damages except to the extent actually paid to a third party in connection with a third-party claim.

“Material Adverse Effect” means any event, change, or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Company, taken as a whole, other than any effect resulting from: (a) changes in general economic or industry-wide conditions; (b) changes in Law or GAAP; or (c) the announcement or pendency of the transactions contemplated by the Agreement.

“Material Contract” means any contract of the Company involving annual payments or receipts in excess of $25,000, or that is otherwise material to the business of the Company.

“Order” means any judgment, injunction, decree, ruling, writ, or other order of any Governmental Authority.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, or Governmental Authority.

“Sellers’ Representative” means Kee Seng Yam, acting in such capacity on behalf of the Sellers pursuant to Section 7.6 and Exhibit F of the Agreement, or any successor appointed in accordance with Exhibit F.

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

Other terms, including “Agreement,” “Basket,” “Closing,” “Deemed Per Share Price,” “Escrow Shares,” “Effective Date,” “Fundamental Representations,” “Outside Date,” “Party/Parties,” “Purchaser,” “Purchaser Common Stock,” “Purchaser Indemnitees,” “Securities Act,” “Seller/Sellers,” “Seller Indemnitees,” “Stock Consideration,” “Survival Period,” “Target Shares,” and “Tranche(s)” are defined directly in the body of the Agreement where first used.

EXHIBIT B

FORM OF STOCK ESCROW AGREEMENT (SELF-ESCROW BY PURCHASER)

This Stock Escrow Agreement (this “Escrow Agreement”) is entered into as of the Closing Date by and between SGLA, a Nevada corporation (“Purchaser”), and Kee Seng Yam, solely in its capacity as the Sellers’ Representative under the Agreement (the “Sellers’ Representative”). There is no third-party escrow agent; Purchaser will hold the Escrow Shares directly as provided below.

WHEREAS, Purchaser, the Sellers, and Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia (the “Company”) are parties to that certain Stock Purchase Agreement, dated as of August 7, 2026 (the “Purchase Agreement”), pursuant to which a portion of the Stock Consideration issuable to the Sellers in each Tranche is to be withheld and held by Purchaser pursuant to Section 10.5 of the Purchase Agreement;

NOW, THEREFORE, the parties agree as follows:

1.	Self-Escrow by Purchaser. Upon the issuance of each Tranche of Stock Consideration, Purchaser shall withhold 10% of the shares otherwise issuable to each Seller in such Tranche (collectively, the “Escrow Shares”). Purchaser shall hold the Escrow Shares directly, or, at its election, record them in book-entry form with its transfer agent subject to a restrictive notation reflecting this Escrow Agreement, in either case segregated in Purchaser’s records from shares beneficially owned by Purchaser for its own account.

2.	Dividends and Distributions. Any stock dividends, stock splits, or other distributions declared by Purchaser with respect to the Escrow Shares while held in escrow shall be held and disbursed as part of the Escrow Shares.

3.	Voting Rights. Each Seller shall retain the right to direct the voting of its Escrow Shares while held in escrow, and Purchaser shall deliver to each Seller such proxies or other documentation as may be reasonably necessary to permit the exercise of such voting rights.

4.	Claims Against Escrow Shares. If Purchaser delivers to the Sellers’ Representative a written notice of an indemnification claim under Article 10 of the Purchase Agreement (a “Claim Notice”), Purchaser shall continue to hold the Escrow Shares subject to such claim until: (a) Purchaser and the Sellers’ Representative agree in writing on the disposition of the claim; or (b) a final, non-appealable order of a court of competent jurisdiction directs disposition of the claim. Purchaser shall not unilaterally cancel or dispose of any Escrow Shares outside of this process.

5.	Release of Escrow Shares. Upon expiration of the applicable Survival Period, Purchaser shall release to the Sellers (pro rata based on their respective contributions to the Escrow Shares) any Escrow Shares not then subject to a pending Claim Notice, within 5 Business Days of such expiration.

6.	Reporting; No Commingling. Because Purchaser acts as its own escrow holder and is also the party that may bring claims against the Escrow Shares, Purchaser shall: (a) not commingle the Escrow Shares with shares held for its own account; (b) provide the Sellers’ Representative a written statement, not less than annually and promptly following any Tranche issuance or release, showing the number of Escrow Shares then held and any pending Claim Notices; and (c) upon reasonable request, permit the Sellers’ Representative to confirm the status of the Escrow Shares with Purchaser’s transfer agent.

7.	Standard of Care; Liability. Purchaser shall hold and administer the Escrow Shares in accordance with this Escrow Agreement and shall not be liable to the Sellers for any action taken or omitted in good faith, other than as a result of Purchaser’s own gross negligence, willful misconduct, or breach of this Escrow Agreement.

8.	Miscellaneous. This Escrow Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles. This Escrow Agreement may be executed in counterparts, and all notices shall be delivered in accordance with Section 12.3 of the Purchase Agreement.

PURCHASER:

SGLA

By:	/s/ Teresa Wo
Name:	Teresa Wo
Title:	CEO

SELLERS’ REPRESENTATIVE:

Kee Seng Yam

By:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Title:	Executive Director

EXHIBIT C

FORM OF STOCK POWER

STOCK POWER

For value received, the undersigned, Kee Seng Yam, a Seller under that certain Stock Purchase Agreement, dated as of August 7, 2026 (the “Agreement”), by and among SGLA, a Nevada corporation (“Purchaser”), the Sellers listed on Schedule 1.1 thereto, and Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia (the “Company”), hereby sells, assigns, and transfers unto Purchaser shares of the capital stock of the Company standing in the name of the undersigned on the books of the Company, and does hereby irrevocably constitute and appoint the Sellers’ Representative (or its designee) as attorney-in-fact to transfer the said shares on the books of the Company, with full power of substitution in the premises, effective as of the Closing under the Agreement.

This Stock Power is delivered pursuant to Section 4.2 of the Agreement and is subject to the terms and conditions thereof.

SELLER:

Signature:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Date: 7/8/2026

Note: Signature must correspond with the name of the Seller as it appears on Schedule 1.1 to the Agreement and, if applicable, be accompanied by a signature/medallion guarantee.

EXHIBIT D

FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of the Closing Date by and between Kee Seng Yam (“Restricted Party”) and SGLA, a Nevada corporation (“Purchaser”), in connection with the Stock Purchase Agreement, dated as of August 7, 2026 (the “Purchase Agreement”), by and among Purchaser, the Sellers listed on Schedule 1.1 thereto, and Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia (the “Company”).

WHEREAS, it is a condition to the willingness of Purchaser to consummate the transactions contemplated by the Purchase Agreement that Restricted Party enter into this Agreement, and Restricted Party will materially benefit, directly or indirectly, from such transactions;

NOW, THEREFORE, the parties agree as follows:

1.	Non-Competition. For a period of three (3) years following the Closing Date (the “Restricted Period”), Restricted Party shall not, directly or indirectly, own, manage, operate, control, or participate in the ownership, management, operation, or control of, any business that competes with the business of the Company as conducted as of the Closing Date, within Malaysia, and any other country in which the Company conducts business as of the Closing Date (the “Territory”), except as set forth on Schedule 7.4 to the Purchase Agreement.

2.	Non-Solicitation of Employees. During the Restricted Period, Restricted Party shall not, directly or indirectly, solicit, induce, or attempt to induce any employee of the Company to terminate his or her employment with the Company.

3.	Non-Solicitation of Customers and Suppliers. During the Restricted Period, Restricted Party shall not, directly or indirectly, solicit or induce any material customer, supplier, or other business relation of the Company to cease or reduce its business with the Company.

4.	Acknowledgment. Restricted Party acknowledges that the restrictions in this Agreement are reasonable in scope and duration and are necessary to protect the legitimate business interests of Purchaser and the Company acquired under the Purchase Agreement.

5.	Remedies. Restricted Party acknowledges that a breach of this Agreement would cause irreparable harm to Purchaser and the Company for which monetary damages would be an inadequate remedy, and agrees that Purchaser and the Company shall be entitled to seek injunctive relief, in addition to any other remedies available at law or in equity, without the necessity of posting a bond.

6.	Severability. If any restriction in this Agreement is held to be unreasonable or unenforceable, the parties agree that such restriction shall be modified to the minimum extent necessary to render it enforceable, and the remainder of this Agreement shall continue in full force and effect.

7.	Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles, consistent with Section 12.1 of the Purchase Agreement.

PURCHASER:

Sino Green Land Corp

By:	/s/ Teresa Wo
Name:	Teresa Wo
Title:	CEO

RESTRICTED PARTY:

Kee Seng Yam

By:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Title:	Executive Director

EXHIBIT E

FORM OF SELLER RELEASE

GENERAL RELEASE

This General Release (this “Release”) is delivered as of the Closing Date by Kee Seng Yam (“Releasing Party”) in favor of Invent Fortune Sdn. Bhd., a private limited company (Sendirian Berhad) organized under the laws of Malaysia (the “Company”), SGLA (“Purchaser”), and their respective Affiliates, in connection with the Stock Purchase Agreement, dated as of August 7, 2026 (the “Purchase Agreement”), among Purchaser, the Sellers listed on Schedule 1.1 thereto, and the Company.

1.	Release. Effective as of the Closing, Releasing Party, on behalf of itself and its Affiliates, hereby irrevocably and unconditionally releases and forever discharges the Company, Purchaser, and their respective Affiliates, officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, demands, causes of action, and liabilities of any kind, whether known or unknown, arising out of or relating to any event, circumstance, or matter occurring at or prior to the Closing, including any claims arising out of Releasing Party’s status as a shareholder, officer, director, employee, or affiliate of the Company.

2.	Exclusions. This Release does not apply to: (a) any claims arising under the Purchase Agreement or any other Transaction Document, including claims for indemnification under Article 10 of the Purchase Agreement or for the issuance of the Stock Consideration; (b) claims for fraud; (c) any accrued and unpaid compensation, reimbursement of business expenses, or benefits owed to Releasing Party in the ordinary course consistent with past practice; and (d) rights that cannot be released as a matter of applicable Law.

3.	No Admission. This Release does not constitute an admission of liability by any Released Party.

4.	Governing Law. This Release shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles, consistent with Section 12.1 of the Purchase Agreement.

RELEASING PARTY:

Signature:	/s/ Kee Seng Yam
Name:	Kee Seng Yam
Date: 7/8/2026

EXHIBIT F

SELLERS’ REPRESENTATIVE AUTHORIZATION PROVISIONS

These provisions govern the appointment and authority of the Sellers’ Representative referenced in Section 7.6 of the Stock Purchase Agreement (the “Agreement”).

1.	Appointment. Each Seller irrevocably appoints Kee Seng Yam as its agent and attorney-in-fact (the “Sellers’ Representative”) to act on such Seller’s behalf for all purposes under the Agreement, the Escrow Agreement, and the other Transaction Documents.

2.	Authority. The Sellers’ Representative shall have full power and authority, on behalf of each Seller, to: (a) receive and give notices; (b) negotiate, settle, and compromise indemnification claims under Article 10 of the Agreement; (c) authorize the release of Escrow Shares under the Escrow Agreement; (d) agree to amendments of the Agreement pursuant to Section 12.5; (e) engage counsel and other advisors on behalf of the Sellers in connection with the transactions contemplated by the Agreement; and (f) take all other actions contemplated to be taken by the Sellers’ Representative under the Agreement.

3.	Reliance. Purchaser and the Company shall be entitled to rely conclusively on the instructions and decisions of the Sellers’ Representative, and no Seller shall have any cause of action against Purchaser or the Company for any action taken in reliance thereon.

4.	Exculpation. The Sellers’ Representative shall not be liable to any Seller for any act done or omitted in good faith in its capacity as Sellers’ Representative, other than as a result of its own gross negligence or willful misconduct.

5.	Indemnification. The Sellers shall, severally (in proportion to their respective shares of the Stock Consideration) and not jointly, indemnify the Sellers’ Representative against all losses and expenses reasonably incurred by the Sellers’ Representative in connection with its duties under the Agreement, other than as a result of the Sellers’ Representative’s own gross negligence or willful misconduct.

6.	Removal and Replacement. The Sellers’ Representative may be removed and replaced by the written consent of Sellers holding a majority of the Stock Consideration issued or issuable to the Sellers, upon [10] Business Days’ prior written notice to Purchaser. [NOTE: Kee Seng Yam is currently both the sole Seller and the proposed Sellers’ Representative, so this removal mechanism is presently self-referential — it would only become operative if additional Sellers are added.]

7.	Expenses. Reasonable, documented expenses of the Sellers’ Representative incurred in connection with its duties under the Agreement shall be borne by the Sellers, severally, in proportion to their respective shares of the Stock Consideration.

股权购买协议

(STOCK PURCHASE AGREEMENT)

由以下各方签订：

SGLA，一家内华达州公司（”买方”），

Invent Fortune（Invent Fortune Sdn. Bhd.）的股权持有人（列于附表1.1）（每一位称为”卖方”，合称”卖方”），

以及Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），主营业地位于马来西亚雪兰莪州仙迈（”公司”）

签署日期：2026年8月7日

本股权购买协议（”本协议”）由SGLA，一家根据美国内华达州法律组建的公司（”买方”），列于附表1.1的卖方（即Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），注册地址/主营业地位于马来西亚雪兰莪州仙迈，”公司”）全部已发行在外股份的持有人）（每一位称为”卖方”，合称”卖方”），以及公司（仅就第7.1款及第7.2款而言，自签署/交割之日起作为本协议一方，”生效日”）共同签订。买方、卖方及公司在本协议中各称为”一方”，合称”各方”。

跨境事项说明：鉴于公司系根据马来西亚法律组建，且各卖方预期均为非美国人士，股权对价的发行很可能需依据美国《证券法》下的S条例（境外交易豁免）进行，而非（或在此基础上另行依据）D条例，详见经修订的第5.20款及下文第6.7款。各方还应确认是否需取得任何马来西亚监管同意，包括：(a) 马来西亚居民取得境外证券是否须获得马来西亚国家银行（Bank Negara Malaysia）批准或向其备案；(b) 公司股份转让是否须向马来西亚公司委员会（SSM）备案；及(c) 卖方取得股权对价适用的马来西亚税务处理（包括是否适用不动产利得税/资本利得处理及预扣税）。本稿件目前未涉及CFIUS审查，因CFIUS适用于外国投资进入美国，而非内华达州公司对外收购；但买方应另行确认公司业务或所在地不涉及美国出口管制或制裁问题。

说明：本稿件反映的是一项股权换股权交易，标的股份的对价完全由买方普通股构成，分三批次支付，而非现金对价。带括号内容仍待协商。

鉴于条款

鉴于，卖方共同持有公司全部已发行在外股份（”标的股份”），卖方各自的持股情况列于附表1.1；

鉴于，卖方欲向买方出售，买方欲从卖方处购买全部标的股份，对价完全由买方普通股构成，按第3条所述分三批次支付，须遵守本协议规定的条款及条件，据此，在交割完成后，公司将成为买方的全资子公司；

因此，基于本协议所载相互承诺与约定，以及其他良好和有价对价（其收讫和充分性在此确认），各方约定如下：

第1条 —— 定义

1.1	定义。本协议中使用但未另行定义的大写术语，具有附件A（定义）中赋予其的含义。

第2条 —— 股份的购买与出售

2.1	购买与出售。根据本协议规定的条款及条件，在交割时，各卖方应向买方出售、转让并交付，买方应从各卖方处购买并取得附表1.1中列于该卖方名称对应处的股份数量，该等股份不附带任何权利负担，合计构成公司完全稀释基础上已发行在外股本的100%。

2.2	期权/可转换证券的处理。在交割前，公司所有未行使的期权、认股权证或其他可取得公司股本的权利，应按附表2.2所载方式以视同每股价格现金结清，从而在交割后，除买方外无任何人持有公司的任何股权权益或取得该等权益的任何权利。

第3条 —— 对价及股票发行

3.1	股权对价。标的股份的全部对价应由买方普通股股份构成（每股面值0.6美元，”买方普通股”），合计 36,527,833.33 股，将按附表1.1所载各卖方相应持股比例向卖方按比例发行（合称”股权对价”）。除第3.4款（零碎股份）另有明确规定外，标的股份不支付任何现金对价。

3.2	批次发行安排。股权对价应分三（3）个批次向卖方发行，具体如下：

(a)	第一批次。7,305,566.66 股买方普通股（占股权对价的20%），于交割时可发行（”第一批次”）。

(b)	第二批次。14,611,133,33 股买方普通股（占股权对价的40%），于满足第二批次触发条件后可发行——即自交割之日起3个月届满之日（”第二批次”）。

(c)	第三批次。14,611,133,33 股买方普通股（占股权对价的40%），于满足第三批次触发条件后可发行——即自交割之日起6个月届满之日（”第三批次”，与第一批次、第二批次合称”各批次”）。

(d)	第二批次及第三批次的触发条件均以时间节点为基础，如上文第3.2(b)款及第3.2(c)款所载。附表3.2列明适用于第二批次及第三批次的加速事件，即：买方控制权变更；买方对本协议的重大违约；Kee Seng Yam作为公司董事被无故解任；或Kee Seng Yam身故或丧失行为能力——上述任一事件须发生在交割后前三（3）个月内方可触发加速。若加速事件发生于该三个月窗口期之后，第二批次及第三批次应继续按第3.2(b)款及第3.2(c)款所载的时间节点安排发行。

3.3	未满足批次触发条件。待协商：各方将明确规定，若某一里程碑未能达成，相应股份是被没收、结转至下一批次、按部分达成比例折算，抑或适用补救期。

3.4	零碎股份。任何批次均不发行买方普通股的零碎股份。就任何零碎股份，各卖方应改为收取等值现金支付，按第3.5款所述”视同每股价格”计算。

3.5	视同每股价格。仅为计算免赔额、补偿上限、托管股份价值及本协议项下其他以美元计价的门槛之目的，构成股权对价的每股买方普通股应视为价值0.6美元（”视同每股价格”）。各方确认，该价格仅为代表买方普通股截至生效日公允价值等有限目的而约定，并不构成买方普通股在任何其他时点交易价格或公允市场价值的陈述。

3.6	无营运资金调整。为免生疑义，鉴于本协议项下的对价固定为合计 36,527,833.33 股买方普通股，不适用基于交割时净营运资金、交割时负债、交割时现金或交易费用的任何交割后购买价格调整机制，除非各方另行约定在附表3.2中增加该等机制（例如作为某一批次发行的附加条件）。

 第4条 —— 交割

4.1	交割。交割应在交割日（或各方另行协商一致的其他日期）通过远程电子方式交换签字进行，须以第8条所载条件的满足或豁免为前提。

4.2	交割交付事项。在交割时，各方应交付附表4.2所列的文件与文书，包括股票证书（连同经正式签署的股份转让授权书），或就无证书股份而言，公司账簿上的转让凭证；买方要求的董事及高管辞职函；以及托管协议。

第5条 —— 卖方及公司的陈述与保证

卖方及公司特此共同及分别向买方陈述与保证，截至本协议日期及交割日均如下所述（须受披露附表所载例外事项的限制）：

5.1	组织与授权。公司系根据其组建所在司法管辖区法律正式组建、有效存续且资信良好的实体，具备拥有其财产及按现行方式开展业务的完全公司权力及授权。各卖方具备签署并交付本协议及履行其在本协议项下义务的完全法律行为能力/权力及授权。

5.2	股本结构。附表5.2列明公司经授权及已发行在外的股本及其登记及实益所有人。标的股份构成公司全部已发行在外股本，已经正式授权、有效发行、缴足股款且无需再缴付。除附表5.2另有说明外，不存在要求公司发行任何股本的未偿期权、认股权证、可转换证券或其他权利。

5.3	标的股份的所有权。各卖方对附表1.1中列于该卖方名称对应处的标的股份拥有良好且有效的所有权，不附带任何权利负担，且在交割时交付并支付标的股份后，买方将取得对其良好且有效的所有权，不附带任何权利负担。

5.4	子公司。附表5.4列明公司的各子公司及公司在其中的持股权益。各子公司均根据其组建所在司法管辖区法律正式组建并有效存续。

5.5	无冲突；同意。本协议的签署、交付及履行不会且将不会：(a) 违反公司或任何卖方的组织文件；(b) 违反任何法律或命令；或(c) 导致违反任何重大合同或需就其取得同意，附表5.5另有说明的除外。

5.6	财务报表。附表5.6所载财务报表在所有重大方面公允列报了公司及其子公司截至相应日期及相应期间的合并财务状况和经营业绩，编制符合公认会计准则并一贯适用，且公司不存在该等财务报表中未反映或未计提准备的重大负债，自该日期以来在正常业务过程中产生的负债除外。

5.7	特定变化的不存在。自资产负债表日以来，公司一直按正常业务过程运营，且未发生重大不利影响。

5.8	诉讼。除附表5.8另有说明外，不存在与公司相关的未决诉讼，且据公司所知亦不存在受到威胁的诉讼。

5.9	税务事项。公司已及时申报所有重大纳税申报表并缴纳全部应付税款。附表5.9披露所有未决或受到威胁的税务审计，且公司此前未曾作为成员加入除其目前所属集团以外的任何合并、合并申报或统一纳税申报集团。

5.10	不动产；资产权属。附表5.10列明公司拥有或租赁的全部不动产。公司对其业务中使用的全部重大有形资产拥有良好所有权或有效租赁权益，不附带任何权利负担（允许的权利负担除外）。

5.11	知识产权。附表5.11列明公司拥有的全部注册知识产权，且据公司所知，公司业务的开展不侵犯任何第三方的知识产权。

5.12	重大合同。附表5.12列明公司的全部重大合同。每份重大合同均有效、具有约束力且完全有效，且据公司所知，公司及任何相对方均未重大违反该等合同。

5.13	遵守法律；许可证。公司在所有重大方面遵守适用法律，并持有按现行方式开展业务所需的全部许可证。

5.14	员工福利计划。附表5.14列明公司维持或缴款的全部重大员工福利计划。每项该等计划在所有重大方面均按其条款及适用法律（包括ERISA及美国国内税收法典）进行管理。

5.15	劳动事项。公司未加入任何集体谈判协议，且据公司所知，不存在涉及公司员工的未决或受到威胁的工会组织活动。

5.16	环境事项。除附表5.16另有说明外，公司业务的运营符合适用环境法律。

5.17	保险。附表5.17列明公司维持的全部重大保险单，各保险单均完全有效。

5.18	关联方交易。除附表5.18另有说明外，公司的任何卖方、高管或董事均未与公司订立任何合同或交易。

5.19	经纪人。任何经纪人、中介人或投资银行均无权就代表公司或任何卖方所作安排而就本协议拟议交易收取任何费用。公司及任何卖方均未就本协议拟议交易聘用任何经纪人。

5.20	投资陈述。各卖方（各自单独，而非连带）陈述与保证如下：(a) 该卖方取得股权对价系为其自身账户及仅为投资目的，而非意图违反适用证券法进行转售或分销；(b) 该卖方并非经修订的1933年美国《证券法》（”证券法”）下S条例第902(k)条所定义的”美国人士”，该卖方系在S条例所定义的”境外交易”中取得股权对价，且买方或代表其行事的任何人均未在美国境内就股权对价的发行从事S条例所定义的”定向销售活动”；但如任何卖方本身系美国人士或因其他原因无法作出本项(b)所述陈述，则该卖方应转而陈述其为证券法D条例第501(a)条所定义的”合格投资者”，或说明可能适用于该卖方的其他注册豁免情形；(c) 该卖方确认，构成股权对价的买方普通股股份未根据证券法、任何州证券法或任何外国证券法进行注册，构成证券法第144条所定义的”限制性证券”，将附有提及S条例（如适用，亦包括D条例）的惯常限制性图例，且除依据S条例、有效注册声明或可获得的注册豁免外不得转让，并须遵守适用的马来西亚证券及外汇管制法律；(d) 该卖方已收到买方向美国证券交易委员会提交的文件（如买方为报告公司）及该卖方所要求的有关买方的其他信息，并已有机会向买方管理层提问并获得答复；及(e) 该卖方并未依赖买方就买方普通股未来交易价格或流动性所作的任何陈述。

5.21	无其他陈述。除本第5条所载陈述与保证外，公司、卖方或任何其他人均未就公司或标的股份作出任何明示或默示的陈述或保证。

第6条 —— 买方的陈述与保证

6.1	组织与授权。买方系根据其组建所在司法管辖区法律正式组建、有效存续且资信良好的实体，具备签署并履行本协议的完全权力及授权。

6.2	无冲突；同意。本协议的签署、交付及履行不会且将不会违反买方的组织文件、任何适用于买方的法律或命令，或买方作为一方的任何重大合同。

6.3	股份预留。买方现有或将在每一批次股权对价发行前拥有足够数量的经授权且未发行的买方普通股股份，以充分满足股权对价的发行。

6.4	投资意图。买方取得标的股份系为其自身账户及为投资目的，而非意图违反适用证券法进行转售或分销。

6.5	诉讼。不存在合理预期会阻止或重大延迟本协议拟议交易完成的未决诉讼，且据买方所知亦不存在受到威胁的该等诉讼。

6.6	经纪人。任何经纪人、中介人或投资银行均无权就买方所作安排而就本协议拟议交易收取任何费用。任何一方均未就本协议拟议交易聘用任何经纪人。

6.7	股权对价的有效发行。构成股权对价的买方普通股股份，于按第3条向卖方发行并交付后，将正式授权、有效发行、缴足股款且无需再缴付，不附带任何权利负担（因适用证券法及本协议产生的转让限制除外），亦不附带任何优先认购权或类似权利。股权对价的发行应依据经修订的1933年《证券法》S条例项下的注册豁免进行（或就无法依据S条例作出相应陈述的任何卖方，依据第4(a)(2)条及/或D条例进行），以卖方在第5.20款所载陈述的准确性为前提。

第7条 —— 承诺

7.1	交割前的业务运营。自生效日起至交割日止，除经买方事先书面同意（不得无理拒绝、附加条件或延迟）或法律另有要求外，公司应：(a) 按与过往惯例一致的正常业务过程开展业务；(b) 采取商业上合理的努力以维持其业务组织及关系完整；及(c) 不采取附表7.1所列任何行动，包括但不限于：(i) 发行或赎回任何股本；(ii) 宣布或支付任何股息或分配；(iii) 在正常业务过程之外产生任何债务；(iv) 对会计方法作出任何重大变更；或(v) 修订其组织文件。

7.2	信息获取。在交割前，公司应在正常营业时间内，经合理提前通知后，向买方及其代表提供对公司财产、账簿及记录的合理查阅权限，但须遵守惯常的保密限制。

7.3	促成交割的努力；监管批准。各方应采取商业上合理的努力促成本协议拟议交易的完成，包括根据《哈特-斯科特-罗迪诺反垄断改进法》（HSR Act）及其他适用反垄断或外国投资法律进行一切所需备案（包括如适用，向CFIUS自愿备案），并回复政府机关的信息请求。

7.4	竞业禁止；禁止招揽。自交割日起三（3）年内，任何卖方均不得直接或间接：(a) 在马来西亚及公司截至交割日开展业务的任何其他国家（”限制区域”）从事与公司业务构成竞争的任何业务；或(b) 招揽公司的任何员工，附表7.4另有说明的除外；上述each情形均须依据以附件D所附形式订立的竞业禁止及禁止招揽协议进行，该协议应由各卖方于交割时签署。

7.5	关联方协议的终止；权利放弃。自交割生效之日起，公司与任何卖方或其关联方之间的所有合同（附表7.5另有说明的除外）应终止，且不再产生任何进一步责任，各卖方应交付以附件E所附形式对公司的权利放弃书。

7.6	卖方代表。各卖方不可撤销地委任卖方代表作为其代理人及授权代表，就本协议项下所有事项（包括接收通知、和解补偿索赔及授权托管资金的释放）代表其行事，详见附件F。

7.7	进一步保证。交割完成后，各方应签署并交付进一步的文件，并采取合理必要的进一步行动，以实现本协议的目的。

第8条 —— 交割条件

8.1	买方义务的条件。买方完成交割的义务须以下列条件的满足（或经买方豁免）为前提：

(a)	卖方及公司的陈述与保证截至交割日均真实准确（须受惯常重要性限定语的限制）；

(b)	卖方及公司已在所有重大方面履行了其应于交割前履行的承诺；

(c)	自生效日起未发生重大不利影响；

(d)	附表8.1(d)所列全部同意及批准（包括HSR Act项下所需的任何批准）均已取得；

(e)	不存在任何禁止本协议拟议交易的有效命令；及

(f)	卖方已交付第4.2款所载交割交付事项，包括全部标的股份且不附带任何权利负担。

8.2	卖方义务的条件。卖方完成交割的义务须以下列条件的满足（或经卖方代表豁免）为前提：

(a)	买方的陈述与保证截至交割日均真实准确（须受惯常重要性限定语的限制）；

(b)	买方已在所有重大方面履行了其应于交割前履行的承诺；

(c)	全部所需监管批准均已取得；及

(d)	买方已交付第一批次股权对价及第4.2款所载交割交付事项。

第9条 —— 终止

9.1	终止。本协议可在交割前依下列情形终止：(a) 经买方及卖方代表书面协商一致；(b) 若交割截止日期前未完成交割，买方或卖方代表任何一方均可终止（”截止日期”），但终止方须并非当时处于重大违约状态；(c) 若政府机关已作出禁止本次交易的最终、不可上诉命令，任何一方均可终止；或(d) 若一方对本协议构成重大违约，且经书面通知后10个工作日内仍未补救，另一方可终止。

9.2	终止的效力。依第9.1款终止后，本协议应归于无效并不再具有效力，但保密、费用及其他条款项下的规定应继续存续，且任何一方均不因终止前发生的任何故意违约行为而免除责任。

第10条 —— 补偿

10.1	存续。本协议中的陈述与保证应在交割后存续18个月，但：(a) 基础陈述（组织与授权、股本结构、标的股份所有权及经纪人事项）应存续至适用诉讼时效届满后60天；及(b) 税务及员工福利计划陈述应存续至适用诉讼时效届满后60天（各该等期间称”存续期”）。要求在交割后履行的承诺应存续至完全履行完毕为止。任何补偿索赔均不得在适用存续期届满后提出，但在届满前已发出书面通知的索赔应存续至最终解决为止。

10.2	卖方的补偿。受本第10条限制的约束，各卖方应（各自分别，而非连带，但欺诈情形除外，此时仅实施欺诈的卖方承担连带责任）按其在股权对价中所占比例，就以下事项造成的全部损失，对买方、公司及其各自关联方、高管、董事、员工及代表（”买方受偿方”）予以补偿、抗辩并使其免受损害：(a) 卖方或公司任何陈述或保证的不准确或违反；(b) 卖方或（交割前）公司任何承诺的违反；(c) 公司交割前任何纳税期间的税款；(d) 截至交割时未支付且附表5.6未披露的公司任何交易费用或债务；及(e) 公司股权证券持有人或前持有人因本协议拟议交易而提出的任何索赔。

10.3	买方的补偿。受本第10条限制的约束，买方应就以下事项造成的全部损失，对卖方及其各自关联方和代表（”卖方受偿方”）予以补偿、抗辩并使其免受损害：(a) 买方任何陈述或保证的不准确或违反；(b) 买方任何承诺的违反；及(c) 交割后公司业务的运营（属于卖方补偿义务范围内的事项除外）。

10.4	补偿的限制。

(a)	免赔额。就一般（非基础）陈述与保证的违反所引起的损失，卖方无需承担补偿义务，直至该等损失合计超过25,000美元（”免赔额”）为止，此后卖方仅就超过免赔额的部分损失承担责任。

(b)	上限。除基础陈述、欺诈及第10.6款项下的税务补偿（该等事项的上限为股权对价按视同每股价格计算的总价值，不受其他上限限制）外，卖方就一般陈述与保证违反所引起的补偿索赔的合计责任，不得超过届时依第10.5款持有的托管股份的价值（按视同每股价格计算）；就基础陈述而言，该责任不得超过相应卖方实际收到的股权对价总价值（按各批次发行之日的视同每股价格计算）。

(c)	禁止双重赔偿；重要性剔除。在计算损失金额时（但在确定是否发生违约时不适用），陈述与保证中的所有重要性及重大不利影响限定语均应予以剔除。任何一方均不得就同一损失在本协议项下获得一次以上的赔偿。

(d)	减损；保险；陈述与保证保险。受偿方应采取商业上合理的努力减轻损失，任何补偿款项应扣除实际收到的保险赔付（扣除追偿成本及对保费/免赔额的任何影响后），包括买方投保的任何陈述与保证保险单下的赔付。[若买方投保买方方陈述与保证保险，本协议项下的补偿限制应与该保单的免赔额及承保条款相协调。]

(e)	唯一救济。交割完成后，除欺诈索赔或寻求实际履行或禁令救济的索赔外，本第10条的补偿规定应构成各方就本协议任何违约行为的唯一及排他性救济。

10.5	股份托管安排。

(a)	托管股份的扣留；自行托管。在每一批次股权对价发行时，买方应扣留该批次原本应发行予各卖方股份的10%（该等被扣留股份合称”托管股份”），以担保卖方在本第10条项下的补偿义务。托管股份应由买方直接持有（或经买方选择，以簿记形式记录于其过户代理人处，并附带反映托管状态的限制性标注），不设第三方托管代理人，依托管协议所载条款执行。各卖方在托管股份被托管期间应保留对其托管股份的表决权（托管协议另有规定的除外），但在托管期间无权出售、转让或质押该等股份。

(b)	股息及分配。买方就托管期间托管股份宣布的任何股票股息、拆股或其他分配，应同样予以托管，并在本协议全部目的下视为托管股份。

(c)	索赔的清偿。任何以托管股份清偿的补偿索赔，应按视同每股价格估值，相应数量的托管股份应依托管协议退回买方注销（或经买方选择予以保留），以清偿该索赔。

(d)	释放。一般存续期届满后，未涉及待决索赔的剩余托管股份，应在届满后5个工作日内释放予相应卖方。

10.6	税务补偿。卖方应就以下事项对买方受偿方予以补偿，不受免赔额限制（但须遵守第10.4(b)款所述上限及适用存续期）：(a) 公司交割前任何纳税期间的全部税款；(b) 公司作为受让人、承继人或依合同就截止于或早于交割日的期间对任何其他人的税务负有的任何责任；及(c) 第11.3款项下分配予卖方的任何转让税。跨期间的税款应按截至交割日的账目临时结账方式在卖方与买方之间分配，但从价税及类似税款应按日分配。卖方应控制任何仅涉及交割前纳税期间的税务争议，但买方有权自费参与。

10.7	第三方索赔程序。

(a)	通知。就第三方索赔寻求补偿的受偿方，应及时向补偿方（就针对卖方的索赔而言，为卖方代表）发出书面通知，合理详细描述该索赔；但未及时发出通知的，仅在该延迟对补偿方造成重大不利影响的范围内，方可免除补偿方的义务。

(b)	抗辩的承担。补偿方可在收到索赔通知后20天内以书面通知的方式，选择承担并控制由受偿方合理认可的律师进行的第三方索赔抗辩，但须勤勉进行该抗辩；但若第三方索赔：(i) 寻求非金钱或禁令救济；(ii) 涉及政府机关、刑事程序或公司的重大客户或供应商；或(iii) 若不利认定合理预期将对受偿方的业务或商誉造成重大不利影响，则补偿方无权承担该索赔的抗辩。

(c)	配合；和解。不控制抗辩的一方应合理配合，补偿方未经受偿方事先书面同意（不得无理拒绝），不得就任何第三方索赔进行和解，除非该和解仅涉及补偿方支付金钱且包含对受偿方的完全免责。

(d)	未能承担抗辩。若补偿方未在适用期限内选择承担抗辩，受偿方可自行控制抗辩（自行选择律师），费用由补偿方承担，并依本第10条获得补偿。

第11条 —— 税务事项

11.1	交割前纳税申报表。卖方代表应负责编制或安排编制公司截至交割日尚未申报的交割前纳税期间的所得税申报表，编制方式应与过往惯例一致，并应将该等申报表提交买方审阅及申报。

11.2	跨期间纳税申报表。买方应编制并申报任何跨期间的全部纳税申报表，并应向卖方代表提供合理机会，就与交割前纳税期间相关的部分进行审阅及提出意见。

11.3	转让税。因本协议拟议交易而产生的全部转让税，应由买方与卖方各承担50%，且依法负有申报义务的一方应就此办理全部必要的纳税申报。

第12条 —— 其他条款

12.1	适用法律。本协议以及由本协议引起或与本协议相关的一切争议，应受特拉华州法律管辖并据其解释，不适用其法律冲突原则。

12.2	争议解决；管辖地。各方不可撤销地服从特拉华州衡平法院（如该法院无管辖权，则为位于特拉华州境内的联邦或州法院）的专属管辖，并放弃对该管辖地提出异议的权利。

12.3	通知。一切通知应以书面形式，通过专人送达、全国性知名隔夜快递或电子邮件（并需确认收悉）送达本协议签字页所载地址（就卖方而言，送达卖方代表），或一方以书面形式指定的其他地址。

12.4	转让。任何一方未经其他各方事先书面同意，不得转让本协议或其项下的权利或义务，但买方可在无需该等同意的情况下，将本协议转让予其关联方或买方几乎全部资产的收购方。

12.5	完整协议；修订。本协议连同其附表、附件及附属协议，构成各方就本协议标的事项达成的完整协议，取代此前的一切协议及谅解。本协议仅可经买方及卖方代表签署的书面文书修订。

12.6	可分割性。若本协议任何条款被认定无效或不可执行，本协议其余部分应继续完全有效，各方应善意协商以经济效果相近的有效条款取代该无效条款。

12.7	费用。除本协议另有规定外，各方应自行承担与本协议相关产生的费用及开支（包括法律及会计费用）；但截至交割时公司未支付的任何交易费用，应依第10.2(d)款处理。

12.8	对应文本。本协议可以多份对应文本（包括以电子签名或PDF形式）签署，每份均视为正本，全部对应文本共同构成同一份文书。

12.9	无第三方受益人。除第10条就受偿方明确规定者外，本协议无意向各方以外的任何人授予任何权利或救济。

兹证明，各方已于上文首载日期签署本协议。

买方：

Sino Green Land Corp（SGLA）

签字：	/s/ Teresa Wo
姓名：	Teresa Wo
职务：	首席执行官、总裁

公司：

Invent Fortune Sdn. Bhd.

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
职务：	执行董事
卖方：

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
职务：	执行董事

附件及附表清单（待附）

●	附件A —— 定义

●	附件B —— 股份托管协议格式

●	附件C —— 股份转让授权书格式

●	附件D —— 竞业禁止及禁止招揽协议格式

●	附件E —— 卖方权利放弃书格式

●	附件F —— 卖方代表授权条款

●	附表1.1 —— 卖方及持股情况

●	附表3.2 —— 批次触发条件及加速事件

●	披露附表（附表5.1—5.21）

股权购买协议附件

由SGLA、Invent Fortune卖方及Invent Fortune Sdn. Bhd.签订

附件A至附件F系股权购买协议（”本协议”）的组成部分并附于其后，该协议由SGLA（一家内华达州公司，”买方”）、列于本协议附表1.1的卖方，以及Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），”公司”），于2026年8月7日签订。本附件中使用但未定义的大写术语，具有本协议或下文附件A中赋予其的含义。带括号内容仍待协商及完成。

附件A

定义

下列术语具有其后赋予的含义。其他若干术语已在本协议正文相应位置直接定义。

“关联方（Affiliate）” 指就任何主体而言，直接或间接控制该主体、受该主体控制，或与该主体受共同控制的任何其他主体。

“工作日（Business Day）” 指星期六、星期日以外，马来西亚吉隆坡或美国纽约州纽约市银行依法获准或被要求停业的日期。

“交割（Closing）” 指本协议第2条项下拟议交易的完成。

“交割日（Closing Date）” 指交割实际发生之日。

“公司（Company）” 具有本协议序言中赋予的含义，即Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad）。

“托管协议（Escrow Agreement）” 指以附件B所附形式订立的股份托管协议，将由买方与卖方代表于交割时订立，据此买方自行托管托管股份（不设第三方托管代理人）。

“公认会计准则（GAAP）” 指美国不时施行的公认会计准则，或视情况需要而言，马来西亚适用的公认会计准则，并一贯适用。

“政府机关（Governmental Authority）” 指任何联邦、国家、州、省、地方或外国政府，或任何法院、行政机关、监管机构或其他政府机关或其组成部分。

“HSR法（HSR Act）” 指经修订的《哈特-斯科特-罗迪诺反垄断改进法》（1976年）。

“知悉（Knowledge）” 指就公司而言，公司董事及高级管理人员截至生效日经合理查询后的实际知悉。

“法律（Law）” 指任何政府机关具有法律效力的制定法、法律、条例、规则、法规、命令或其他要求。

“权利负担（Lien）” 指任何抵押、质押、担保权益、产权负担、留置权或任何形式的权利限制。

“损失（Loss/Losses）” 指全部损失、责任、损害赔偿、成本及费用（包括合理的律师费），但不包括惩罚性、特殊性或投机性损害赔偿，实际向第三方就第三方索赔支付的部分除外。

“重大不利影响（Material Adverse Effect）” 指单独或合计对公司整体业务、财务状况或经营业绩已经或合理预期将产生重大不利影响的任何事件、变化或情形，但因下列原因导致的影响除外：(a) 总体经济或行业状况的变化；(b) 法律或公认会计准则的变化；或(c) 本协议拟议交易的宣布或悬而未决。

“重大合同（Material Contract）” 指公司每年付款或收款超过25,000美元，或对公司业务在其他方面属于重大的任何合同。

“命令（Order）” 指任何政府机关的判决、禁令、裁决、裁定、令状或其他命令。

“主体（Person）” 指任何个人、公司、合伙企业、有限责任公司、信托、非法人组织或政府机关。

“卖方代表（Sellers’ Representative）” 指Kee Seng Yam，依本协议第7.6款及附件F的规定代表卖方行事，或依附件F委任的任何继任者。

“跨期间（Straddle Period）” 指开始于交割日当日或之前、结束于交割日之后的任何纳税期间。

其他术语，包括”本协议”“免赔额”“交割”“视同每股价格”“托管股份”“生效日”“基础陈述”“截止日期”“一方/各方”“买方”“买方普通股”“买方受偿方”“证券法”“卖方”“卖方受偿方”“股权对价”“存续期”“标的股份”及”批次”，均在本协议正文首次使用处直接定义。

附件B

股份托管协议格式（由买方自行托管）

本股份托管协议（”本托管协议”）由SGLA（一家内华达州公司，”买方”）与Kee Seng Yam（仅以其在本协议项下卖方代表身份，”卖方代表”）于交割日订立。不设第三方托管代理人；买方将依下文规定直接持有托管股份。

鉴于，买方、卖方及Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），”公司”）系于2026年8月7日订立的某项股权购买协议（”购买协议”）的当事方，据此，各批次应向卖方发行的部分股权对价应予扣留并由买方持有，依购买协议第10.5款规定办理；

因此，双方约定如下：

1.	买方自行托管。在每一批次股权对价发行时，买方应扣留该批次原本应向各卖方发行股份的10%（合称”托管股份”）。买方应直接持有托管股份，或经其选择，以簿记形式记录于其过户代理人处并附带反映本托管协议的限制性标注，无论何种方式，均应在买方账簿记录中与买方自身持有的股份分账管理。

2.	股息及分配。买方就托管期间的托管股份宣布的任何股票股息、拆股或其他分配，均应予以托管并作为托管股份的一部分予以处置。

3.	表决权。各卖方应保留在托管期间指示其托管股份表决的权利，买方应向各卖方提供合理必要的委托书或其他文件，以便行使该等表决权。

4.	针对托管股份的索赔。若买方向卖方代表送达购买协议第10条项下补偿索赔的书面通知（”索赔通知”），买方应继续持有涉及该索赔的托管股份，直至：(a) 买方与卖方代表就该索赔的处理达成书面一致；或(b) 有管辖权法院就该索赔的处理作出终局、不可上诉的命令。买方不得在该程序之外单方面注销或处置任何托管股份。

5.	托管股份的释放。适用存续期届满后，未涉及待决索赔通知的剩余托管股份，应按各卖方对托管股份的相应贡献比例，在届满后5个工作日内释放予各卖方。

6.	报告；禁止混同。鉴于买方既是自身的托管持有人，亦是可能就托管股份提出索赔的一方，买方应：(a) 不得将托管股份与其自身账户持有的股份混同；(b) 每年至少一次并于任何批次发行或释放后及时向卖方代表提供书面报表，列明当时持有的托管股份数量及任何待决索赔通知；及(c) 应卖方代表合理要求，允许其向买方的过户代理人核实托管股份的状态。

7.	谨慎义务；责任。买方应依本托管协议持有并管理托管股份，除因买方自身重大过失、故意不当行为或违反本托管协议外，买方对善意采取或未采取的任何行为不对卖方承担责任。

8.	其他条款。本托管协议应受特拉华州法律管辖并据其解释，不适用其法律冲突原则。本托管协议可以多份对应文本签署，一切通知应依购买协议第12.3款规定送达。

买方：

SGLA

签字：	/s/ Teresa Wo
姓名：	Teresa Wo
职务：	CEO

卖方代表：

Kee Seng Yam

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
职务：	Operation Director

附件C

股份转让授权书格式

股份转让授权书

兹收到对价，签署人Kee Seng Yam（系SGLA（一家内华达州公司，”买方”）、列于附表1.1的卖方及Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），”公司”）于2026年8月7日订立的某项股权购买协议（”本协议”）项下之卖方，并特此不可撤销地委任卖方代表（或其指定人）为受托代理人，代为在公司账簿上办理该等股份的过户手续，并有权在此范围内进行再委托，自本协议项下交割生效之日起生效。

本股份转让授权书依本协议第4.2款交付，并受其条款及条件约束。

卖方：

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
日期： 7/8/2026

说明： 签字须与该卖方在本协议附表1.1所载姓名一致，如适用，还须附带签名/保证印鉴（signature/medallion guarantee）。

附件D

竞业禁止及禁止招揽协议格式

本竞业禁止及禁止招揽协议（”本协议”）由Kee Seng Yam（”受限方”）与SGLA（一家内华达州公司，”买方”）于交割日订立，涉及买方、列于附表1.1的卖方及Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），”公司”）于2026年8月7日订立的股权购买协议（”购买协议”）。

鉴于，受限方订立本协议系买方愿意完成购买协议拟议交易的条件，且受限方将从该等交易中直接或间接获得重大利益；

因此，双方约定如下：

1.	竞业禁止。自交割日起三（3）年内（”限制期”），受限方不得直接或间接在马来西亚及公司截至交割日开展业务的任何其他国家（”限制区域”）内，拥有、管理、经营、控制或参与拥有、管理、经营或控制与公司截至交割日所开展业务构成竞争的任何业务，购买协议附表7.4另有说明的除外。

2.	禁止招揽员工。限制期内，受限方不得直接或间接招揽、诱使或试图诱使公司的任何员工终止与公司的雇佣关系。

3.	禁止招揽客户及供应商。限制期内，受限方不得直接或间接招揽或诱使公司的任何重要客户、供应商或其他业务往来方停止或减少与公司的业务往来。

4.	确认。受限方确认，本协议所载限制在范围及期限上均属合理，且系保护买方及依购买协议取得的公司正当商业利益所必需。

5.	救济。受限方确认，违反本协议将对买方及公司造成不可弥补的损害，金钱损害赔偿不足以弥补，并同意买方及公司有权寻求禁令救济，此外并不排除法律或衡平法上的其他任何救济，且无需提供保证金。

6.	可分割性。若本协议中任何限制被认定为不合理或不可执行，双方同意该限制应在必要的最小范围内予以修改以使其可执行，本协议其余部分应继续完全有效。

7.	适用法律。本协议应受特拉华州法律管辖并据其解释，不适用其法律冲突原则，与购买协议第12.1款保持一致。

买方：

SGLA

签字：	/s/ Teresa Wo
姓名：	Teresa Wo
职务：	首席执行官

受限方：

Invent Fortune Sdn. Bhd.

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
职务：	执行董事

附件E

卖方权利放弃书格式

一般权利放弃书

本一般权利放弃书（”本放弃书”）由Kee Seng Yam（”放弃方”）于交割日交付，受益人为Invent Fortune Sdn. Bhd.，一家根据马来西亚法律组建的私人有限公司（Sendirian Berhad），”公司”）、SGLA（”买方”）及其各自的关联方，涉及买方、列于附表1.1的卖方及公司于2026年8月7日订立的股权购买协议（”购买协议”）。

1.	放弃。自交割生效之日起，放弃方代表其自身及其关联方，特此不可撤销及无条件地放弃并永久免除公司、买方及其各自的关联方、高管、董事、员工及代理人（合称”被放弃方”）因交割当日或之前发生的任何事件、情形或事项而产生或与之相关的一切已知或未知的索赔、请求、诉因及责任，包括因放弃方作为公司股东、高管、董事、员工或关联方身份而产生的任何索赔。

2.	例外情形。本放弃书不适用于：(a) 因购买协议或任何其他交易文件而产生的任何索赔，包括购买协议第10条项下的补偿索赔或就股权对价发行提出的索赔；(b) 欺诈索赔；(c) 按与过往惯例一致的正常业务过程应付予放弃方但尚未支付的任何应计报酬、业务费用报销或福利；及(d) 依适用法律不能放弃的权利。

3.	非承认责任。本放弃书不构成任何被放弃方对责任的承认。

4.	适用法律。本放弃书应受特拉华州法律管辖并据其解释，不适用其法律冲突原则，与购买协议第12.1款保持一致。

放弃方：

签字：	/s/ Kee Seng Yam
姓名：	Kee Seng Yam
日期：	2026年8月7日

附件F

卖方代表授权条款

本条款规定股权购买协议（”本协议”）第7.6款所述卖方代表的委任及权限。

1.	委任。各卖方不可撤销地委任Kee Seng Yam为其代理人及授权代表（”卖方代表”），就本协议、托管协议及其他交易文件项下的一切事项代表该卖方行事。

2.	权限。卖方代表应拥有代表各卖方行事的完全权力及授权，包括：(a) 接收及发出通知；(b) 就本协议第10条项下的补偿索赔进行协商、和解及妥协；(c) 授权依托管协议释放托管股份；(d) 同意依第12.5款对本协议进行修订；(e) 就本协议拟议交易，代表卖方聘请律师及其他顾问；及(f) 采取本协议项下卖方代表被赋予的其他一切行动。

3.	信赖。买方及公司有权充分信赖卖方代表的指示及决定，任何卖方均不得因买方或公司信赖该等指示或决定所采取的行动而对其提出任何诉因。

4.	免责。卖方代表以其卖方代表身份善意作出或不作出的任何行为，除因其自身重大过失或故意不当行为外，不对任何卖方承担责任。

5.	补偿。各卖方应各自（按其在股权对价中所占比例）而非连带地，就卖方代表因履行本协议项下职责而合理产生的一切损失及费用予以补偿，但因卖方代表自身重大过失或故意不当行为所致的除外。

6.	免职与更换。经持有已发行或应发行予卖方的股权对价多数份额的卖方书面同意，并提前10个工作日书面通知买方后，可免职并更换卖方代表。[注：Kee Seng Yam目前既是唯一卖方，亦是拟任卖方代表，因此该免职机制目前具有自我指涉性质——仅在增加其他卖方后方具实际操作意义。]

7.	费用。卖方代表因履行本协议项下职责而产生的合理且有据可查的费用，应由各卖方按其在股权对价中所占比例分别承担。